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                                                                    Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                            VINEYARD NATIONAL BANCORP


                                        I

                  The name of this Corporation is VINEYARD NATIONAL BANCORP.

                                       II

                  The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

                  The name and address in the State of California of this Corporation's initial agent for service of process is: David A. Buxbaum, 414 Yale Avenue, Claremont, CA 91711.

                                       IV

                  This Corporation is authorized to issue only one class of shares of stock and the total number of shares which this Corporation is authorized to issue is Fifteen Million (15,000,000).

                                        V

                  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Dated: May 13, 1988


                                                     /s/ DAVID A. BUXBAUM
                                                     ___________________________
                                                     DAVID A. BUXBAUM
                                                     Incorporator

                  I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                     /s/ DAVID A. BUXBAUM
                                                     ___________________________
                                                     DAVID A. BUXBAUM